Exhibit 99.1

 Lincoln Educational Services Corporation2020 Annual Meeting of Shareholders  Welcome

 PUT YOUR POTENTIAL TO WORK    Year Ending 2019

 Cautionary Statement  Statements during this Annual Meeting regarding Lincoln’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, our failure to comply with the extensive regulatory framework applicable to our industry or our failure to obtain timely regulatory approvals, as required; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis; risks associated with changes in applicable federal laws and regulations, including pending rulemaking by the U.S. Department of Education; uncertainties regarding our ability to comply with federal laws and regulations regarding the 90/10 rule and cohort default rates; risks associated with the opening of new campuses; risks associated with integration of acquired schools; industry competition; our ability to execute our growth strategies; conditions and trends in our industry; the COVID-19 pandemic and its impact on our business and the U.S. and global economies; general economic conditions; and other factors discussed in our annual report on Form 10-K for the year ended December 31, 2019.  For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in Lincoln’s annual report on Form 10-K for the year ended December 31, 2019.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to revise or update the remarks made to reflect events or circumstances after the date of the 2020 Annual Meeting of Shareholders.

 Demand for “Middle Skills Training”  4  Middle-skill jobs, which require education beyond high school but not a four-year degree, make up the largest part of America’s labor market. (Source: National Skills Coalition)

 Lincoln Graduates are Essential Workers  5  Approximately 90% of our students are pursuing careers that the U.S Department of Homeland Security considers Essential Critical Infrastructure Workers.

 Drivers of Organic Demand for Training  6

 Significant Opportunity for Organic Growth  7  BLS data for annual new hires for Lincoln’s top programs  Transportation and Skilled Trades    Healthcare and Other Professions    Automotive Technology  76,000  LPN  63,000  Diesel Technology  42,000  Medical Assisting  95,000  Collision Repair  17,100  Dental Assisting  46,000  Electrical  82,000  Culinary  146,000  Welding  46,000  Baking & Pastry  29,000  HVAC  39,000  Cosmetology  85,000  Electronic Systems Technology  12,000  Aesthetics  8,000  CNC Manufacturing Technology  17,000  Information Technology  44,000  Lincoln’s Market Share ~1.5%    Lincoln’s Market Share ~0.5%    National figures cited above are based on projected annual job openings which refers to the average annual job openings due to growth and net replacement. This data was compiled from the U.S. Dept. of Labor, Bureau of Labor Statistics, for the years 2016 through 2026, www.careeronestop.org, captured on March 27, 2018. State-specific employment projections can also be found at careeronestop.org.

 Company Overview

LINCOLN TECH®

Nasdaq : LINC

- A national leader with nearly 75 years of experience
- Focused on providing hands-on training serving national, large regional, and local employers in transportation, skilled trades, and healthcare
- Strong student outcomes and regulatory record
- The growing "middle skills gap" will drive growth for the next decade
- Increased student starts has returned Lincoln to profitability
- High operating leverage as enrollment grows
- Recent financing transactions provide flexibility to accelerate growth
- Opportunities to expand footprint and program offerings for additional growth

Stock Price as of 12/31/2019	$2.70	Revenues (2019)	$273 million
52-week Price Range	$1.66 - $3.30	EBITDA (2019)	$13.4 million
Common Shares Outstanding	25.2 million	Institutional Ownership	74%
Market Capitalization	$68.1 million	Insider Ownership	6%
Average Volume (3 mo.)	19,478		

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 Campuses Across the Country  10    Opportunity for expansion in the South and West

 Pro Forma Operations Annual Revenue, Starts, & Average Population* ($ in millions)  11   Revenue Average Population   Starts  $245  $257  * 2017 & 2018 exclude transitional segment (closed schools) and are presented as pro forma operations.  +3.7%  +7.7%  +5.0%

 Pro Forma Operations ($ in millions)  12  Approximately 11,300 students enrolled at 22 campuses as of 12/31/2019Nine consecutive quarters of start growthKey metrics such as revenue, student starts, student graduation, and placement rates continue to grow  Margin4.9%  * 2017 & 2018 exclude transitional segment (closed schools) and are presented as pro forma operations. Refer to appendix.

 Transportation and Skilled Trades ($ in millions)  13  Approximately 7,400 students enrolled at 13 campuses as of 12/31/2019High demand for training in Automotive, Diesel, HVAC, CNC, Welding, ElectricalGrowing list of industry partners  Margin15.1%  Margin14.2%

 Healthcare and Other Professions ($ in millions)  14  Approximately 3,900 students at 9 campuses as of 12/31/2019Growing demand for healthcare professionalsStrong demand by students especially for Licensed Practical Nursing  Margin10.0%

 Increasing Profitability ($ in millions)  15  Lincoln’s EBITDA has increased in each quarter of 2019 as compared to 20182019 EBITDA was $13.4M

 EBITDA & Net Income Pro Forma Summary* ($ in millions)  16  * 2017 & 2018 exclude transitional segment (closed schools) and are presented as pro forma operations. Refer to appendix.

 Earnings Per Share  17

 Balance Sheet & Cash Flow Summaries  18

 November 2019 Transactions ($ in millions)  19  Strengthened liquidity position provides flexibility to execute growth initiativesIncreased available liquidity by more than $30 millionAnnualized interest expense savings of approximately $1 millionNew $60 million credit facility$20 million funded term loan$10 million delayed draw term loan$15 million revolving line of credit ($10 sublimit for standby letters of credit)$15 million cash collateralized line of credit when outstanding Issued $12.7 million of 9.6% convertible preferred stock ($2.36 conversion price)Improved balance sheet due to financing activities     9/30/19*  12/31/19  Cash  $11.8  $23.6  Restricted cash  4.0  15.0**  Bank debt  (26.9)  (34.0)**  Net Cash (Debt)  $ (11.1)  $ 4.6  Cash and available liquidity  $11.8  > $40  * Quarter before financing activities**$15 million of restricted cash was repaid in January 2020

 Growing Base of Industry Partners  20  Positions Lincoln as long-term solutions provider for both entry level technicians and advanced workforce trainingEmployers appreciate the technical and soft skills of our studentsPartners provide validation of the quality of our educationCo-branding opportunities with elite partners helps attract new studentsPartners provide better job opportunities for our graduates

 Entering 2020 : a New Chapter for Lincoln  21

 2020 Priorities Pre-COVID-19  22  * These financial goals were per-COVID 19 and guidance was withdrawn on May 13, 2020

 23   Initial Response Medium Term Longer Term  Impact of COVID-19

LINCOLN TECH®

Investment Merits

- A national leader in hands-on transportation, skilled trades, and healthcare training
- Organic revenue growth with increasing profitability
- The skills gap will drive growth for the next decade
- Opportunities to expand footprint and program offerings for additional growth
- Capacity at campuses provides high operating leverage on incremental growth
- $66.7 million of tax loss carryforwards reduces future cash outflows*
- In a down economy, Lincoln's growth and profitability can increase substantially
- Strong student outcomes and regulatory record



* Subject to 382 limitation expected to be completed Q2 2020 and not reflected on balance sheet due to having a full tax valuation allowance.

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Thank You